EXHIBIT 2.1

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

SIBANNAC, INC.

NV

Job:C20190329-2583
April 5, 2019

Special Handling Instructions:
DMERSKY@IMBUTEK.COM HLC 4-5-19 ART 0329-2583

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Entity Copies	00011282947-34		1	$2.00	$2.00
Total					$2.00

Payments

Type	Description	Amount
Credit	5544846227406068904023	$2.00
Total		$2.00

Credit Balance: $0.00

Job Contents:

NV Corp Copy Request Cover Letter 1

SIBANNAC, INC.

NV

1

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

Copy Request

April 5, 2019

Job Number: C20190329-2583
Reference Number: 00011282947-34
Expedite:
Through Date:

Document Number(s)	Description	Number of Pages
C13715-1999-001	Articles of Incorporation	1 Pages/1 Copies

Respectfully,

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

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FILED # C13715-99

JUN 04 1999

IN THE OFFICE OF
Dean Heller
DEAN HELLER SECRETARY OF STATE

(For filing office use)

Articles of Incorporation

(PURSUANT TO NRS 78)

STATE OF NEVADA

Secretary of State

Filing fee:

Receipt #:

(For filing office use)

IMPORTANT: Read instruction on reverse side before completing this form.

TYPE OR PRINT (BLACK INK ONLY)

1. **NAME OF CORPORATION:** NAPRODIS Inc.
2. **RESIDENT AGENT:** (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent: Susan Paige

Street Address:	375	Alder Court	(P.O. Box 4596)	Incline Village	89450
	Street No.	Street Name		City	Zip

3. **SHARES:** (number of shares the corporation is **authorized** to issue)
Number of shares **with** par value: none Par value: none Number of shares **without** par value: 25,000
4. **GOVERNING BOARD:** shall be styled as (check one): x Directors ______ Trustees
The **FIRST BOARD OF DIRECTORS** shall consist of 2 members and the names and addresses are as follows (attach additional pages if necessary):

Name	Address	City/State/Zip
Dr. Paul F. Petit	13417 Orange Blossom Lane	Poway, CA 92064
Alain S. Petit	3311 Moylan Drive	Bowie, MD 20715

5. **PURPOSE** (optional-see reverse side): **The purpose of the corporation shall be:**
the purchase, resale, and manufacture of parapharmaceutical products and/or any lawful activity related or not related.
6. **OTHER MATTERS:** This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuan to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returne to you for correction. Number of pages attached none.
7. **SIGNATURES OF INCORPORATORS:** The names and addresses of each of the incorporators signing the articles: (Signatures must be notarized (Attach additional pages if there are more than two incorporators.)

Name: Dr. Paul F. Petit

Address: 13417 Orange Blossom Lane Poway, CA 92064

Signature [signature]

State of California County of San Diego

This instrument was acknowledged before me on May 20, 1999, by PAUL F. PETIT
Name of Person

as incorporator of NAPRODIS, INC.
(name of party on behalf of whom instrument was executed)

[signature] Margaret S. Hosler
Notary Public Signature

MARGARET S. HOSLER
COMM. #1060486
NOTARY PUBLIC-CALIFORNIA
SAN DIEGO COUNTY
My Commission Expires
MAY 31, 1999

(affix notary stamp or seal)

8. **CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT**
I, Susan Paige, hereby accept appointment as Resident Agent for the above named corporation.

Signature of Resident Agent Susan N. Paige

Date 5/26/99

05/28/1999 09:52A KB135 FY99-080-7116S

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AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
SIBANNAC, INC.

The undersigned, being the Chief Executive Officer of SIBANNAC, INC., a Nevada corporation (the "Corporation"), does hereby certify that the Articles of Incorporation of SIBANNAC, Inc. are hereby amended and restated in their entirety to read as follows and supersede and take the place of the existing Articles of Incorporation and all prior amendments thereto, effective as of the date of filing hereof with the Secretary of State of Nevada, as follows:

ARTICLE I — NAME

1.1	The name of the corporation is Sibannac, Inc.

ARTICLE II — DURATION

2.1	The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

ARTICLE III — PURPOSE

3.1	Purpose. The purpose for which the Corporation is organized is to engage in any lawful activity within or outside of the State of Nevada.

3.2	Corporate Offices. The Corporation may also maintain offices at such other places within or outside of the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and shareholders may be held outside the State of Nevada with the same effect as if held in the State of Nevada.

ARTICLE IV — BOARD OF DIRECTORS

4.1	The Board of Directors of the Corporation shall consist of such number of persons, not less than one, as shall be determined in accordance with the bylaws from time to time.

ARTICLE V - CAPITAL STOCK

5.1	Authorized Capital Stock. The aggregate number of shares which this Corporation shall have authority to issue is One Hundred Twenty Million (120,000,000) shares, consisting of (a) One Hundred Ten Million (110,000,000) shares of Common Stock, par value $0.001 per share (the "Common Stock") and (b) Ten Million (10,000,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), issuable in one or more Series A-D hereinafter provided. A description of the classes of shares and a statement of the relative rights, voting power, and preferences granted to and restrictions imposed upon the shares of each class are as follows:

5.2	Common Stock. Each share of Common Stock shall have, for all purposes, one (1) vote per share. Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore. The holders of Common Stock issued and outstanding have and possess the right to receive notice of shareholders' meetings and to vote upon the election of directors or upon any other matter as to which approval of the outstanding shares of Common Stock or approval of the common shareholders is required or requested.

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5.3	Preferred Stock. The Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, by resolution adopted and filed in accordance with law, to provide for the issue of such series of shares of Preferred Stock. Each series of shares of Preferred Stock:

(a)                 may have such voting powers, full or limited, or may be without voting powers;

(b)                 may be subject to redemption at such time or times and at such prices as determined by the Board of Directors;

(c)                 may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

(d)                may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

(e)                 may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation or such other corporation or other entity at such price or prices or at such rates of exchange and with such adjustments;

(f)                  may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

(g)                may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation; and

(h)                may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, in each case as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed or repurchased by the Corporation (whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted or exchanged in accordance with their terms shall be retired and have the status of authorized and unissued shares of Preferred Stock of the same Series and may be reissued as a part of the series of which they were originally a part or may, upon the filing of an appropriate certificate with the Secretary of State of the State of Nevada be reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

ARTICLE VI - NO FURTHER ASSESSMENTS

6.1	The capital stock, after the amount of the subscription price determined by the Board of Directors has been paid in money, property, or services, as the Directors shall determine, shall be subject to no further assessment to pay the debts of the Corporation, and no stock issued as fully paid up shall ever be assessable or assessed, and these Articles of Incorporation shall not and cannot be amended, regardless of the vote therefore, so as to amend, modify or rescind this Article 6.

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ARTICLE VII - NO PREEMPTIVE RIGHTS

7.1	Except as otherwise set forth herein, none of the shares of the Corporation shall carry with them any preemptive right to acquire additional or other shares of the Corporation and no holder of any stock of the Corporation shall be entitled, as of right, to purchase or subscribe for any part of any unissued shares of stock of the Corporation or for any additional shares of stock, of any class or series, which may at any time be issued, whether now or hereafter authorized, or for any rights, options, or warrants to purchase or receive shares of stock or for any bonds, certificates of indebtedness, debentures, or other securities.

ARTICLE VIII - NO CUMULATIVE VOTING

8.1	There shall be no cumulative voting of shares.

ARTICLE IX - ELECTION NOT TO BE GOVERNED BY PROVISIONS OF NRS 78.411 TO 78.444.

9.1	The Corporation, pursuant to NRS 78.434, hereby elects not to be governed by the provisions of NRS 78.411 to 78.444, inclusive.

ARTICLE X - INDEMNIFICATION OF OFFICERS AND DIRECTORS

10.1	Indemnification of Officers and Directors. The Corporation shall indemnify its directors, officers, employees, fiduciaries and agents to the fullest extent permitted under the Nevada Revised Statutes.

10.2	Indemnification Rights. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person for whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the law of the State of Nevada from time to time against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-Law, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

10.3	Changes to Indemnification Rights Insurance. Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the law of the State of Nevada and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation as a director of officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

10.4	Exemption for Private Property. The private property of the Stockholders, Directors and Officers shall not be subject to the payment of corporate debts to any extent whatsoever.

10.5	No Personal Liability. No director, officer or shareholder shall have any personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this provision does not eliminate nor limit in any way the liability of a director or officer for:

(a)	Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

(b)	The payment of dividends in violation of Nevada Revised Statutes (N.R.S.) 78.300.

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ARTICLE XI - AMENDMENT OF ARTICLES OF INCORPORATION

11.1	The Articles of Incorporation of the Corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.

The foregoing Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors in accordance with Sections 78.207 and 78.390 of the Nevada Revised Statutes.

The foregoing Amended and Restated Articles of Incorporation have been duly approved by the required written consent of Shareholders in accordance with Sections 78.209 and 78.390 of the Nevada Revised Statues. The number of shares voting in favor of the Amended and Restated Articles of Incorporation were 43,872,806 shares, representing 71.45% of the issued and outstanding common stock of the Corporation. The percentage of vote required was more than 50.1%.

ARTICLE XII — DESIGNATION OF SERIES A PREFERRED STOCK

A.               DESIGNATION OF SERIES; RANK. Pursuant to the Nevada Revised Statutes, the shares of the series of preferred stock of the Corporation designated in this Article shall be designated as the "Series A Preferred Stock" (the "Series A Preferred Stock") and the number of shares initially constituting such series shall be up to Ten Million (10,000,000) shares.

B.               DIVIDENDS. Dividends on the Series A Preferred Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine.

C.               LIQUIDATION PREFERENCE. The holders of the Series A Preferred Stock shall be entitled to first priority liquidation preference.

D.               VOTING RIGHTS. The holders of the Series A Preferred Stock will have the voting rights as described in this Article XII, Section D or as required by law. For so long as any shares of the Series A Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have the right to vote on all shareholder matters equal to fifty-one percent (51%) of the total vote on matters to which all shareholders of the Corporation are entitled to vote.

E.               AMENDMENTS TO ARTICLES AND BYLAWS. So long as the Series A Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote of the holders of at least majority of all outstanding shares of Series A Preferred Stock, voting separately as a class: (i) amend, alter or repeal any provision of the Articles of Incorporation or the Bylaws of the Corporation so as to adversely affect the designations, preferences, limitations and relative rights of the Series A Preferred Stock or (ii) effect any reclassification of the Series A Preferred Stock.

F.               AMENDMENT OF RIGHTS OF PREFERRED STOCK. The Corporation shall not, without the affirmative vote of the holders of at least majority of all outstanding shares of the Series A Preferred Stock, amend, alter or repeal any provision of this Article, PROVIDED, HOWEVER, that the Corporation may, by any means authorized by law and without any vote of the holders of shares of the Series A Preferred Stock, make technical, corrective, administrative or similar changes in this Article that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of the Series A Preferred Stock.

G.               CONVERSION RIGHTS. The shares of the Series A Preferred Stock shall have no conversion rights.

H.               REDEMPTION RIGHTS. The shares of the Series A Preferred Stock shall have no redemption rights.

I.               NOTICES. Any notice required hereby to be given to the Holders of shares of the Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each Holder of record at his address appearing on the books of the Corporation.

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J.               PROTECTIVE PROVISIONS. So long as any shares of Series A Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by written consent, as provided by law) of the Holders of at least 66% of the then outstanding shares of Series A Preferred Stock, voting together as a class, except as otherwise provided for in this Designation:

(a)              Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock;

(b)              Effect an exchange, reclassification, or cancellation of all or a part of the Series A Preferred Stock, excluding a reverse stock split or forward stock split;

(c)              Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series A Preferred Stock; or

(d)              Alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares of such series, including the rights set forth in this Designation.

PROVIDED, HOWEVER, that the Company may, by any means authorized by law and without any vote of the Holders of shares of the Series A Preferred Stock, make technical, corrective, administrative or similar changes in this Article that do not, individually or in the aggregate, adversely affect the rights or preferences of the Holders of shares of the Series A Preferred Stock.

IN WITNESS WHEREOF, I have hereunto set my hands this 7th day of July, 2017, hereby declaring and certifying that the facts stated hereinabove are true.

/s/ David Mersky
By: David Mersky
Its: CEO and Director

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